Exhibit 10.15

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Developer Addendum

This Developer Addendum (this “Addendum”) is effective as of May 14, 2010 (the “Effective Date”) and is made between Facebook, Inc. (“we” or “us”) and Zynga Game Network Inc. (“you” or “your”). We and you are sometimes referred to in this Addendum individually as a “party” and collectively as the “parties”. The parties hereby agree as follows:

Recitals

A.	We and you are parties to our then-current standard online Statement of Rights and Responsibilities (together with all referenced policies, terms and guidelines, including without limitation, the online Developer Principles and Policies and the Facebook Credits Terms, the “SRR”) which set forth the terms and conditions for your use of Facebook. The SRR is located at http://www.facebook.com/terms.php?ref=pf, or some other such URL designated by us in writing;

B.	As a high-volume user of Facebook, your use of Platform far exceeds some or all of the thresholds in Section II.11 of the Developer Principles and Policies;

C.	You acknowledge that supporting your use of Facebook requires significant operational, technical infrastructure, performance, employee and financial resources. Accordingly, in order to be able to continue to support your use of Facebook, we need to invest significant additional resources to help ensure the continued stability and reliability of our services.

D.	You wish to assist us in our effort to help us provide our users with a safe, secure, simple and efficient experience on Facebook. In furtherance of such efforts, you agree to comply with the terms of this Addendum and cooperate with us in our efforts to encourage the adoption of Facebook Credits.

E.	Accordingly, the parties mutually agree to the terms and conditions of this Addendum. This Addendum supplements the SRR as set forth herein.

F.	Capitalized terms not defined in this Addendum or its Exhibits have the meanings given to them in the SRR.

For mutual and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, we and you agree as follows:

Agreement

1. API. Subject to your continued compliance with this Addendum and the SRR, during the Term, we will provide you with access to our public APIs that we generally make available to all other developers. For purposes of clarity, nothing herein obligates us to provide you with access to any distribution channels (e.g., requests, bookmarks, streams) for any Zynga Services or Covered Zynga Services.

2. Facebook Ad Units.

a. Implementation of Facebook Ad Units. Subject to the terms herein, beginning on a date to be determined by us (the “Facebook Ad Unit Launch Date”) and continuing for so long as we wish to utilize Facebook Ad Units (defined below) during the remainder of the Term, you will enable us to display advertising purchased by a third party or other advertising purchased by us (“Content”) through an iFrame (or some other functionality or technology that is mutually agreed upon by the parties in writing) provided by us that shall appear on Zynga Game Pages (and only Zynga Game Pages) on which you decide to implement such iFrame (the “Facebook Ad Unit”) (all such Zynga Game Pages, “Properties”).

We will provide you with ninety (90) days prior written notice in the event that we elect to cease serving Content through Facebook Ad Units for display on the Properties.

b. Conditions and Restrictions Relating to Facebook Ad Units. The following conditions and restrictions apply to Facebook Ad Units on Properties:

(i) Each Facebook Ad Unit you implement shall (1) appear on the right hand side of the web page of all Properties so the user is not required to scroll horizontally to see the Facebook Ad Unit, and (2) be subject to and comply with the same dimension and substantially the same position and placement requirements that we use for and apply to third party advertisements placed on Canvas Pages as of the Effective Date, as such dimension, positioning and placement requirements are depicted and described in Exhibit F. You acknowledge and agree that we will be the “executive producer” of all Facebook Ad Units. Accordingly, and subject to Section 2.b (vii) below, you agree that we will have sole control over the appearance, design, layout, look-and-feel, Content (including adding, changing or removing Content), advertisers whose Content appear within, features, and functionality of all Facebook Ad Units and the methods and means used to monetize Facebook Ad Units.

(ii) You must have and abide by an appropriate privacy policy. Your privacy policy should also include information about user options for cookie management.

(iii) You agree to comply with commercially reasonable specifications provided by us from time to time to enable proper delivery, display, tracking, and reporting of Content and to enable proper tracking and reporting of impressions, clicks and other actions taken in connection with Content.

(iv) You agree to direct to us, and not to any advertiser, any communication regarding any Content displayed in connection with Facebook Ad Units.

(v) You are solely responsible for the Properties, including all content and materials, maintenance and operation thereof and the proper implementation of our specifications. We are not responsible for anything related to Properties except for the serving of Content that appears in the Facebook Ad Units implemented on such Properties.

(vi) You will not (a) directly or indirectly generate impressions, clicks, or any other user engagement with Content through any automated, deceptive, fraudulent or other invalid means, including through repeated manual clicks, the use of robots or other automated tools or software; (b) modify or change in any way any Content; (c) use any interstitial, pop-up windows, other intermediate steps or any other technology or content which acts as a barrier to the transition of a user from any Facebook Ad Unit to any web page or other location accessed by an end user after clicking on any Content (“Page”); (d) remove, minimize, frame, or otherwise inhibit the full and complete display of any Page; (e) display any Content on any web page or web site that contains pornographic, hate-related, violent or illegal content; (f) redirect an end user away from any Page or provide a version of any Page that is different from the page an end user would access by going directly to the Page, intersperse any content between the Content and the Page; or otherwise provide anything other than a direct link from Content to a Page; (g) directly or indirectly access, launch, and/or activate Content through or from any software application, web site, or other means other than Properties and then only to the extent expressly permitted by this Section 2.b(vii); and (h) index, “crawl”, “spider” or in any non-transitory manner store or cache information obtained from any Content. In addition, you will not facilitate or encourage any of the foregoing. Notwithstanding anything to the contrary herein, we acknowledge that you may offer users the option to play games that are Covered Zynga Services in full screen mode, so long as such option shall be presented to a user in a manner that is not materially more prominent than the implementation of such option on Covered Zynga Services as of the Effective Date and as reflected in Exhibit G.

(vii) You agree not to display on the same web page on which any Facebook Ad Unit or Content is displayed, any advertisement(s) or content that an end user of any Properties would reasonably confuse

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

with one of our advertisements or otherwise associate with us (e.g., by utilizing our branding or using the same font or branding elements used in the Facebook Ad Unit).

(viii) We will not serve any advertisement (A) for any Named Entity or (B) that disparages you or (C) that contains pornographic, hate-related, violent or illegal content, or (D) that contains animation, in each case within any Facebook Ad Unit displayed on any Properties. In the event we do serve any such advertisement described in the foregoing (A) – (D), you will notify us and, as your sole and exclusive remedy, we will promptly remove the advertisement, but in no event within more than [*] following receipt of such notification. In the event that we serve any Facebook Ad Unit that causes a material degradation in or otherwise materially impedes the functionality of any of your Properties, as your sole and exclusive remedy, you will be entitled to remove the Facebook Ad Unit and you will notify us immediately of such removal. You will reinstate the removed Facebook Ad Unit within 12 hours of us notifying you that we have cured the issue giving rise to the applicable material degradation or material impediment.

(ix) We represent and warrant that, for the calendar month of April 2010, the average RPM for advertisements shown in connection with Covered Zynga Services on your Canvas Pages is [*].

(x) [*] Notwithstanding the foregoing, we may allow advertisers to choose not to place ads on your Properties or third party websites in general. You acknowledge and agree that if we offer any third party the ability to display advertising on its website as part of an official advertising network using iFrames that are larger than the Facebook Ad Unit, doing so shall not be deemed a breach of this Section 2.(x), and we agree to offer you the same larger iFrame format.

(xi) We will provide advertisement partner management support to drive advertising revenue derived from Facebook Ad Units.

(xii) You acknowledge and agree that certain Content may, when clicked upon or otherwise engaged with by a user, render or generate an overlay, pop-up, or interactive functionality (collectively, an “Overlay”), and you hereby agree not to block, inhibit, impede, or interfere with the rendering, performance, or use of any such Overlay. You acknowledge and agree that the rendering of an Overlay in and of itself does not constitute a material degradation in, or a material impediment of, the functionality of any of your Properties.

3. Fees.

a. Within 15 days of the end of each month of the Term you shall send us a report that (1) identifies the specific Properties on which you implemented the Facebook Ad Unit during the previous month and (2) the number of Page Views generated during the previous month of all Zynga Game Pages on which a Facebook Ad Unit was not implemented (“Monthly Page View Count”).

b. Each month during the Term, for all Properties on which you implemented, during the previous month, the Facebook Ad Unit, we will pay you a percentage of Net Revenue (“Ad Share”) arising from such Properties for the previous month. Such Ad Share will be [*]. Notwithstanding anything to the contrary in this Addendum, we shall not be liable for any payment identified by us within [*] after the date of such payment as having been based on: (a) any amounts which result from fraud, invalid queries or invalid clicks or impressions on Content generated by any person, bot, automated program or similar device, as reasonably determined by us, including without limitation through any clicks or impressions (i) originating from your IP addresses or computers under your control, (ii) solicited by payment of money, false representation, or request for end users to click on Content, or (iii) solicited by payment of money, false representation, or any illegal or otherwise invalid request for end users to complete events; (b) Content delivered to end users whose browsers have JavaScript disabled; (c) placeholder or transparent Content that we may deliver; or (d) clicks co-mingled with a significant number of invalid clicks described in (a) above, or as a result of any breach of this Addendum by you for any applicable pay period. We reserve the right to withhold payment or charge back your account due to any of the foregoing pending our reasonable investigation of any of the foregoing (provided that such investigation shall not exceed [*],

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

or in the event that an advertiser whose Content is displayed in connection with Properties defaults on payment for such Content to us. Our records and figures, as determined by us using our tracking methodologies will be used to determine all Ad Share payments and will govern in all circumstances.

c. For each month during the Term after the Facebook Ad Unit Launch Date in which we served Content for display on the Properties, for all Zynga Game Pages on which you did not, during the previous month, implement the Facebook Ad Unit (other than as a result of the removals made pursuant to Section 2.b(viii)), you will pay us an amount equal to [*]. In no event shall the foregoing monthly payment exceed [*] for any given month. Each payment made by you pursuant to this Section 3.c will be accompanied by a detailed report verifying amounts paid and the manner in which payments were calculated. Each such report shall include such categories of data and level of detail as mutually agreed upon by the parties. Within fourteen (14) days of the date of any written request by us, you shall verify and certify in a writing signed by one of your senior executives your compliance with your payment obligations under Section 3.c. We may request any such certification no more than once each quarter during the Term.

d. Each month during the Term, you shall have the right, but not the obligation, to display Facebook Ad Units on game-related forums and game related web pages that are owned and operated by Zynga or its Affiliates that are not Zynga Game Pages. Your display of Facebook Ad Units on any other web pages that are not Zynga Game Pages shall be subject to our prior written approval on a case by case basis (which we may withhold at our sole discretion). For the sake of clarity, in the event that Facebook Ad Units are displayed on any such web pages, the provisions of Sections 2, 3.a and 3.b shall apply.

e. Each payment made by us pursuant to Section 3.b will be accompanied by a detailed report verifying amounts paid and the manner in which such amounts were calculated. Each such report shall include such categories of data and level of detail as mutually agreed upon by the parties. Within fourteen (14) days of the date of any written request by you, we shall verify and certify in a writing signed by one of our senior executives our compliance with our payment obligations under Section 3.b. You may request any such certification no more than once each quarter during the Term.

4. Implementation of Facebook Credits.

a. Implementation of Facebook Credits in Covered Zynga Services. You shall begin implementing (and you shall cause your Affiliates to begin implementing) Facebook Credits in all Covered Zynga Services commencing on the Implementation Start Date set forth in Exhibit B for each such Covered Zynga Service. You shall complete implementation (and you shall cause your Affiliates to complete implementation) of Facebook Credits in all Covered Zynga Services by no later than the Exclusivity Start Date set forth in Exhibit B for each such Covered Zynga Service. Within thirty (30) days after the Effective Date, the parties will mutually agree on a detailed written implementation plan that is consistent with the dates set forth on Exhibit B (“Implementation Plan”); provided, however, you acknowledge and agree that any failure by the parties to agree on the Implementation Plan will not affect or reduce any of your obligations under this Addendum including, without limitation, your obligations under Section 4.b. The Implementation Plan may only be accelerated upon mutual agreement of the parties. Notwithstanding anything to the contrary in this Addendum, you acknowledge and agree that we reserve the right to slow down the pace at which you implement Facebook Credits in any or all Covered Zynga Services by pushing back the Exclusivity Start Dates or the staging set forth in the Implementation Plan, with the understanding that the Exclusivity Start Date for each such Covered Zynga Service will be extended by the number of days by which we extend the staging of the implementation of Facebook Credits. Except as set forth in the foregoing sentence, any changes to Exhibit B must be mutually agreed upon by the parties in writing. Without limiting Section 4.b. of this Addendum, once you (or your Affiliates) begin implementing Facebook Credits in any Covered Zynga Service, you shall not (and you shall cause your Affiliates not to) remove Facebook Credits from such Covered Zynga Service unless we request otherwise in writing. Notwithstanding anything to the contrary in this Addendum, you acknowledge and agree that, no more frequently than [*] (the “Removal Cap”), we may request you (or any of your Affiliates) to remove Facebook Credits from, and to cease using Facebook Credits in connection with, any

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Covered Zynga Services at any time at our sole discretion upon written notice to you, and you shall comply with (and you shall cause your Affiliates to comply with) each such request within [*] of any such request. In the event of any request by us to remove Facebook Credits completely from any Covered Zynga Services, Section 4.b shall no longer apply to such Covered Zynga Service, and you shall be entitled to use any alternative Payment Method in place of Facebook Credits, until the date on which we instruct you in writing to once again include Facebook Credits in such Covered Zynga Service(s), which we may do at our sole discretion, at which point Section 4.b will once again apply in full force and effect to said Covered Zynga Service(s) within twenty four (24) hours of such instruction being made. Notwithstanding anything to the contrary herein, you acknowledge and agree that the Removal Cap shall not apply to any requests by us for you to remove Facebook Credits from any Covered Zynga Services for breaches or violations by you (or any of your Affiliates) of this Addendum or the SRR.

b. Facebook Credits Exclusivity for Covered Zynga Services.

(i) You acknowledge and agree that Facebook Credits will be the sole and exclusive Payment Method that is used, accepted or otherwise made available on or in connection with all Covered Zynga Services during the Term. Subject to Section 4.a, this exclusivity obligation will commence with respect to each of the Covered Zynga Services set forth in Exhibit B on the Exclusivity Start Date set forth therein and will continue for the remainder of the Term for so long as such Covered Zynga Service remains a Covered Zynga Service. For each Covered Zynga Service that is created after the Effective Date or offered or otherwise made available to any third party for the first time after the Effective Date, the exclusivity obligations set forth in this Section 4.b. will commence for such Covered Zynga Service on the date such Covered Zynga Service is first offered or otherwise made available (or some other date as mutually agreed by you and us by way of a written amendment to this Addendum) and will continue for the remainder of the Term, provided that in the event that you acquire a Covered Zynga Service from a third party (whether by merger, stock purchase, asset acquisition or otherwise), you will provide us written notice thereof, and the exclusivity obligations set forth in this Section 4.b will commence for such Covered Zynga Service on that date that is [*] after the closing date of the applicable transaction. Within fourteen (14) days of the date of any written request by us, you shall verify and certify in a writing signed by one of your senior executives your (and your Affiliates’) compliance with the terms of this Section 4.b. We may request such certification no more than once per each quarter of the Term.

(ii) Notwithstanding anything to the contrary in Section 4.b(i), the parties acknowledge and agree that Section 4.b(i) shall be subject only to the following limited exceptions set forth in this Section 4.b(ii):

(1)

If, for any individual Covered Zynga Service, Facebook Credits cannot be used by users of such Covered Zynga Service (an “Impacted Covered Zynga Service”) for a period of [*] due to a technical error and such inability to use Facebook Credits is not caused by any acts or omissions of you or any of your Affiliates or the systems or technology of you or any of your Affiliates (such [*] outage a “Facebook Credits Outage”), as your sole and exclusive remedy, you shall notify us of the Facebook Credits Outage by sending a screenshot of the outage via email to an email address designated by us to enable us to verify the Facebook Credits Outage, and, beginning on [*] and continuing only for so long as Facebook Credits cannot be used by users of an Impacted Covered Zynga Service due to such Facebook Credits Outage, you may use any alternative Payment Method in place of Facebook Credits (a “Substitute Payment Method”) to complete purchases made by users within all Impacted Covered Zynga Services. You shall replace the Substitute Payment Method with Facebook Credits within [*] following your receipt of notice (email acceptable) from us that Facebook Credits is capable of being used (such notice, the “Replacement Notice”); provided, however, if you are unable to do so within such time period, you will notify us (email acceptable) and you shall complete such replacement within [*] of your receipt of the Replacement Notice during normal business hours, and within [*] of your receipt of the Replacement Notice outside of normal business hours. You shall comply with the requirements set forth herein for each Facebook Credits Outage that occurs. The messaging you display or send to users related to Facebook Credits Outages shall be subject to our prior review and written approval, not to be unreasonably withheld or delayed,

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

provided that you may display or send to users any messaging that is substantially similar to messaging already approved by us in accordance with this Section 4.b.(ii)(1) without seeking our prior review and approval. Such messaging may only be displayed to users of the Impacted Covered Zynga Service who have attempted or are attempting to make a purchase while a Facebook Credits Outage is occurring and who experience the Facebook Credits Outage.

(2)	You may use a Payment Method that is not Facebook Credits to complete purchases made within Covered Zynga Services by users of such Covered Zynga Services that reside in any country in which we prohibit, pursuant to the SRR, residents of such country to purchase Facebook Credits from us (a “Restricted Country”). In the event we remove any such prohibition, without limiting Section 4.b(i), you will use Facebook Credits as the sole and exclusive Payment Method for purchases made by users of Covered Zynga Services that that reside in any Restricted Country in accordance with Section 4.b(i) above within thirty (30) days of receipt of written notice from us.

(3)	Notwithstanding anything to the contrary in Section 4.b(i):

(a)	Your Gift Cards. Subject to the terms herein, we acknowledge that your distribution of Gift Cards [*] is not a violation of Section 4.b(i), provided that all Gift Cards that are redeemable on Covered Zynga Services may be redeemed only for Facebook Credits.

As used herein, “Gift Card(s)” mean a stored value gift card that is redeemable on Covered Zynga Services and/or Other Zynga Services.

Subject to Section 4.b(ii)(3)(d) below, to enable you to use Gift Cards as a Payment Method for Facebook Credits in Covered Zynga Services in accordance with this Section 4.b(ii)(3)(a), we will sell you Facebook Credits [*]. You shall then resell to users [*] in transactions using such Gift Cards on Covered Zynga Services. You assume all risk of loss for and shall be solely responsible for, all fraud, returns, refunds, reversals, fines, chargebacks and other such fees arising from or relating to the resale by you of Facebook Credits pursuant to this Section 4.b(ii)(3)(a) or Section 4.b(ii)(3)(b).

For the avoidance of doubt, this Section 4.b(ii)(3)(a) is not intended to and shall not preclude you from offering and redeeming Gift Cards that are redeemable only on Other Zynga Services [*].

(b)	Permitted Third Party Payment Options. In the event we do not offer, and only until such time as we begin to offer, Wire Transfers or any of the payment options set forth on Exhibit D hereto (“Permitted Third Party Payment Options”) as a Payment Method for Facebook Credits, we will allow you to offer within Covered Zynga Services such Permitted Third Party Payment Option to end users directly for the sole and exclusive purpose of enabling such end users to purchase Facebook Credits from you using such Permitted Third Party Payment Option; provided, however, you acknowledge and agree that Wire Transfers may be used solely to complete individual purchases from you of Facebook Credits that are in excess of [*].

Subject to Section 4.b(ii)(3)(d) below, if applicable, to enable you to use Permitted Third Party Payment Options as a Payment Method for Facebook Credits in Covered Zynga Services in accordance with this Section 4.b(ii)(3(a), we will sell you Facebook Credits [*] which you shall then resell to users [*] using Permitted Third Party Payment Option. We agree that we will, within a commercially practicable time period, implement and maintain a high volume mechanized process in order to implement the applicable provisions of this Section 4.b(ii)(3)(b). We acknowledge that use of Permitted Third Party Payment Options in accordance with this Section 4.b(ii)(3)(b) is not a violation of Section 4.b(i). As used herein, “Wire Transfer” means a same day irrevocable electronic transfer of funds between banks by electronic means.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Notwithstanding anything to the contrary herein, you acknowledge and agree that we may restrict or limit your ability to offer or use Permitted Third Party Options to the extent we reasonably believe necessary to prevent or respond to fraudulent activity or money laundering, or as required by law.

(c)	[*].

(d)	Zynga In-Game Currency. We acknowledge and agree that (i) you are entitled to use Zynga In-Game Currency in accordance with this Addendum and all applicable laws, provided that to the extent Zynga In-Game Currency is sold or purchased in or in connection with Covered Zynga Services, such Zynga In-Game Currency must be sold and purchased via Facebook Credits and will be subject to Section 4.b(i); (ii) your continued use of Zynga In-Game Currency in Covered Zynga Services in accordance with this Addendum during the Term is not a violation of Section 4.b(i); and (iii) we will not require you to denominate items sold in Covered Zynga Services in Facebook Credits (for purposes of clarity, and subject to Section 4.b(ii), Zynga In-Game Currency used in Covered Zynga Services must be purchasable using Facebook Credits only). “Zynga In-Game Currency” means any currency that is developed and maintained solely by or on behalf of you and offered solely by you or any of your Affiliates. For purposes of clarity, no third party currencies will be Zynga In-Game Currencies. You acknowledge and agree that each Zynga In-Game Currency that is used in a Covered Zynga Service: (a) may not be used in any other Covered Zynga Service, with the exception of experience points that are earned only through game play and are not purchased with any Payment Method; (b) may not be converted into or redeemed for any other Zynga In-Game Currency or any other currency including, without limitation, cash, any cash equivalents, or the experience points described in (a) of this subsection; (c) may not be given by a user to another user within any Covered Zynga Services, provided that the limitation in this subsection (c) shall not apply to the winning and losing of poker chips in a poker game play or to any gift that is not deducted from the gifting user’s balance; (d) may not be used or accepted by any third party. For purposes of clarity, experience points described in Section 4.b(ii)(3)(d) of this section are subject to subsection (b), (c) and (d) of this Section 4.b(ii)(3)(d).

(e)	Special Provisions Related to Reselling Facebook Credits. You acknowledge and agree that: (i) you shall not resell any Facebook Credits other than those purchased from us pursuant to and resold in accordance with Sections 4.b(ii)(3)(b) or 4.b(ii)(3)(c); (ii) you must segregate all Facebook Credits that you purchase from us to resell to users from all other Facebook Credits you receive from users and redeem with us; and (iii) at our sole discretion, Facebook Credits that are resold by you may move directly from us into the applicable user’s account and may never be stored by you.

(f)	Co-Marketing. We acknowledge and agree that you have the right to issue up to [*] of the value of your paid Zynga In-Game Currency per Covered Zynga Service per month through advertising co-marketing relationships with third parties.

(g)	Payment Terms for Facebook Credits Resold by You. There will be [*] payment periods [*] for all Facebook Credits sold by you pursuant to Section 4.b(ii)(3)(a) or Section 4.b(ii)(3)(b): [*]. You will pay out to us for each period within [*] days after the end of each period.

(4)	The amount of the service fee described in the Facebook Credits Terms that we charge to you at any given time to redeem Facebook Credits shall be [*] 30% per each Facebook Credit redeemed [*].

(5)	Section 4.b shall not apply to Payment Methods used, accepted or otherwise made available to sell physical goods that are not Payment Methods.

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5. Other Agreements. The parties acknowledge and agree to the following:

a. Intentionally Left Blank.

b. The parties will engage in the activities described on Exhibit H regarding operational requirements that are necessary to implement Facebook Credits.

c. On a mutually agreed upon date after the Effective Date, the parties shall issue a joint press release, with the wording of such press release to be mutually agreed to by the parties in writing (the “Press Release”). Except as expressly set forth in this Section 5.c, neither party will make any press release regarding the terms of this Addendum without the prior written approval of the other party, provided that to the extent such disclosure is required by law, rule, regulation, or governmental or court order, the party requesting disclosure will furnish the counter-party with sufficient time to address such request with any such governmental agency and seek confidential treatment.

d. We will not [*] to the extent such efforts are permitted under the SRR in effect as of the time of collection unless any such actions are generally applicable to developers or required by law.

e. We acknowledge and agree that you are entitled to promote Other Zynga Services from within Covered Zynga Services.

f. We acknowledge and agree that the Excluded Zynga Games shall not be considered Covered Zynga Services for the purposes of this Addendum, provided that in the event that any of the following Excluded Zynga Games on [*] access or use the Facebook API, then such game shall become a Covered Zynga Service for the purposes of this Addendum: [*]

6. Operating Guidelines. Without limiting any of our rights under the SRR, in an effort to minimize the strain you place on our systems, from time to time we may, at our sole discretion, establish restrictions or operating guidelines and procedures governing your use of Facebook provided such guidelines and procedures are generally applicable to other developers (collectively, “Operating Guidelines”). All Operating Guidelines will be provided to you in writing, will be effective thirty (30) days after the date provided, and may be changed by us at our sole discretion upon thirty (30) days prior written notice to you. You shall comply with (and to cause your Affiliates to comply with) all Operating Guidelines, and you acknowledge and agree that a material breach by you or any of your Affiliates of any Operating Guidelines will be deemed a material breach by you of the SRR and this Addendum.

7. SRR. You acknowledge and agree that your use of or access to Facebook (including, without limitation, your use of Facebook Credits) shall be subject to the SRR and you hereby agree to comply with (and to cause your Affiliates to comply with) the SRR. This Addendum is part of and is hereby incorporated by this reference into the SRR. In the event of a conflict between the SRR and this Addendum, this Addendum shall govern to the extent of the conflict. Except as supplemented or expressly modified by this Addendum, the SRR shall remain unmodified and in full force and effect and you hereby ratify your obligations thereunder. Any changes made by us to the SRR [*]. The definition of “application(s)”, “data”, “information” and “content” in the SRR will not apply to any uses of such terms in this Addendum, and solely in this Addendum. For purposes of clarity, you acknowledge and agree that the foregoing shall not modify the meaning of such terms as they apply to the SRR or your obligations with respect to data, content, and information as defined in the SRR and pursuant to the SRR. Unless defined otherwise or noted herein, all definitions included in the SRR will apply to this Addendum. The definitions in Exhibit A shall apply to the terms of this Addendum only, and shall not modify such terms as used in and as they apply to, the SRR.

8. Term; Termination.

a. This Addendum shall commence on the Effective Date and shall continue for five (5) years after the Effective Date (the “Term”), unless terminated earlier in accordance with this Addendum.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

b. Either party may terminate (without penalty to the terminating party arising from such termination) this Addendum or the SRR upon written notice to the other party if the other party materially breaches any term of this Addendum or materially breaches or materially violates any term or provision of the SRR and such party fails to cure any such breach or violation within 30 days of receipt of written notice of such breach from the non-breaching party (such thirty (30) day period, the “Breach Cure Period”). You acknowledge that if any such breach or violation by you is a breach or violation of any term or provision of the SRR or Addendum relating to the storing, caching, deletion, transferring, acquiring, disclosing, selling or displaying of user data or is a violation of any term or provision of the SRR that requires you to comply with applicable laws, then we may, in addition to our termination remedy, at our sole discretion, cease providing you with access to Facebook (including, without limitation, our APIs) during the Breach Cure Period, provided that [*] in a good faith attempt to resolve the issue that gave rise to such breach, provided, further if [*], we may so notify your General Counsel via email and thereafter and immediately cease providing you with access to Facebook (including, without limitation, our APIs).

c. Within two (2) days after a party’s receipt of notice of a breach or violation described in Section 8.b the appropriate parties identified on Exhibit E will meet in person to attempt in good faith to resolve the issue that gave rise to the breach (“Level 1 Escalation”). If the parties are unable to resolve such issue via the Level 1 Escalation within five (5) days after such issue was referred to Level 1 Escalation, then senior executives of the parties will meet in person to attempt in good faith to resolve the issue that gave rise to the breach (“Level 2 Escalation”). If the parties are unable to resolve such issue via the Level 2 Escalation, then the CEOs of the parties will meet in person to attempt in good faith to resolve the issue that gave rise to the breach (“Level 3 Escalation”). A party may only terminate this Addendum if the parties have been unable to resolve the issue via the Level 3 Escalation within thirty (30) days of written notice of the breach. Any deletion by you (or your Affiliates) of your account (or the accounts of your Affiliates) or any disabling by you (or any of your Affiliates) of any Covered Zynga Services will not limit or affect your obligations under this Addendum.

(i) In the event that either party: (i) becomes insolvent; (ii) files a petition in bankruptcy or reorganization or has such a petition filed against it (and fails to lift any stay imposed thereby within sixty (60) days after such stay becomes effective); (iii) has a receiver appointed with respect to all or substantially all of its assets; (iv) makes an assignment for the benefit of creditors; (v) ceases to do business in the ordinary course; or (vi) takes any corporate action for your winding-up, dissolution or administration, the other party may terminate this Addendum immediately upon written notice.

d. Sections 7, 8(c), 8(e) (for the time period set forth therein), 9 and 10 shall survive the early termination or natural expiration of this Addendum. In addition to the foregoing, in the event of any termination of this Addendum or the SRR by us pursuant to this Addendum, Sections 2, 3 and 4 shall survive any such early termination for 5 years after the Effective Date if we so choose at our sole discretion, provided that in such event we will continue to provide you with access to Facebook to the extent necessary to enable performance of the obligations set forth in such Sections.

e. Transition Services. In the event of any termination by you due to a breach of this Addendum by us, and provided you are not in breach of this Addendum or in violation of the SRR, the parties shall operate under the following guidelines for no more than [*] following the effective date of such termination (the “Transition Period”)

(i) We shall continue to provide you with access to the APIs in accordance with this Addendum.

(ii) You shall continue to abide by the terms of this Addendum.

9. Confidentiality. “Confidential Information” means the existence of this Addendum, the specific terms of this Addendum, any information, data, or other materials provided by one party to the other in the course of discussions and negotiations relating to this Addendum. In addition, Confidential information means any information, data or other materials provided by one party to the other under or in connection with this Addendum that is (a) clearly and conspicuously marked as “confidential” or with a similar

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

designation; (b) is identified by the disclosing party (“Discloser”) as confidential and/or proprietary before, during, or promptly after presentation or communication; or (c) is disclosed in a manner which the Discloser reasonably communicated, or the receiving party (“Recipient”) should reasonably have understood under the circumstances that the disclosure should be treated as confidential, whether or not the specific designation “confidential” or any similar designation is used. Except with the prior written consent of the disclosing party, neither party shall (i) use or disclose any Confidential Information other than (A) to employees and contractors who have a need to know and any disclosure to contractors may only be to contractors who have signed a non-disclosure agreement to protect the confidential information of third parties, (B) the terms of this Addendum to investors or potential investors in connection with the sale of such party’s securities, including any disclosure required by state or federal securities laws, pursuant to an agreement imposing confidentiality obligations substantially similar to those set forth herein (except as prohibited or otherwise required by state or federal securities laws)or (C) the terms of this Addendum to acquirors or potential acquirors and their advisors in connection with a Change of Control of such party, pursuant to an agreement imposing confidentiality obligations substantially similar to those set forth herein or (ii) make copies or allow others to make copies of such Confidential Information except as is necessary for internal business purposes. In addition, nothing in this Agreement shall prohibit or limit either party’s use or disclosure of information (a) previously known to it without obligation of confidence (excluding, for clarity, any information, data, or other materials provided by one party to the other in the course of negotiations relating to this Agreement); (b) independently developed by or for it without use of or access to the other party’s Confidential Information; (c) acquired by it from a third party which is not under an obligation of confidence with respect to such information; (d) which is or becomes publicly available through no breach of this Addendum; or (e) is required to be disclosed by operation of law, court order or other governmental demand. Notwithstanding the foregoing provisions, any disclosure made by you to your investors as of the Effective Date, Board members, or advisors prior to the execution of this Addendum shall not be deemed to be a breach of this Section 9. The parties acknowledge and agree that the Press Release will not be deemed a breach of this Section 9.

10. General. Your obligations under this Addendum shall apply in the Territory. You will cause all of your Affiliates to comply with this Addendum, and you will be liable for any failure of any of your Affiliates to comply with this Addendum. You will not, and you will cause all of your Affiliates not to, allow or enable any third party to engage in any activity that violates, contravenes, or is inconsistent with the terms Addendum. This Addendum supersedes any other prior or collateral agreements, whether oral or written, with respect to the subject matter of this Addendum. This Addendum (including the SRR and the Exhibits attached to this Addendum) sets forth the entire understanding and agreement between the parties with respect to the subject matter of this Addendum. This Addendum may be amended only in a writing signed by both parties; provided, however, for clarity, and notwithstanding anything to the contrary in this Addendum, nothing in this Addendum restricts our right to change, modify, or amend the SRR or any aspect thereof in accordance with its terms. Capitalized terms that are not defined herein shall have the meaning assigned to them in Exhibit A. This Addendum shall be construed as if jointly drafted by the parties. The parties are entering this Agreement as independent contractors, and this Addendum will not be construed to create a partnership, joint venture or employment relationship between them. This Addendum will not be effective unless and until signed by both parties. You may not assign or otherwise transfer your rights or obligations under this Addendum without the prior written permission of us except in the event of a Change of Control where the assignee agrees to be bound by the terms of this Addendum.

IN WITNESS WHEREOF, this Addendum has been duly executed by the parties as of the Effective Date.

Facebook, Inc.	Zynga Game Network Inc.

BY: [*]	BY: [*]
NAME: [*]	NAME: [*]
TITLE: [*]	TITLE: [*]
DATE: [*]	DATE: [*]

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit A

Certain Definitions

“Affiliate(s)” means, as to a party hereto, any Downstream Affiliate(s) or any Internal Reorg Affiliate(s)

“Average RPM” means the average total ad revenue earned by us per every 1000 Page Views for advertising inventory displayed on the top twenty (20) most trafficked third party social games on which our advertising inventory appears, as calculated based on data maintained by us.

“Canvas Page(s)” means a page on www.facebook.com where the majority of the content of such page is provided by a developer.

“Change of Control” means a third party acquires, directly or indirectly, through merger, stock purchase, or otherwise: (i) beneficial ownership of more than fifty percent (50%) of the voting power of the issued and outstanding shares of you, (ii) the ability to nominate a majority of your board of directors, or (iii) all or substantially all of your assets.

“Cost of Goods Sold” means [*].

“Covered Zynga Services” means all Zynga Services where (a) such Zynga Services are accessing or using any aspect of Facebook or (b) such Zynga Services utilize, incorporate, or contain any Facebook Data.

“Downstream Affiliate(s)” means, as to any party hereto, any corporation, firm, partnership, person or other entity, whether de jure or de facto, directly or indirectly controlled by such party, where “control” means (a) beneficial ownership of greater than fifty percent (50%) of the equity interests in such entity (based on either economic ownership or voting power) or (b) the possession, directly or indirectly, of the power to independently direct or cause the direction of the management and policies of an entity, whether through the ownership of a voting equity interest, by contract or otherwise.

“Exclusivity Start Date” means the date on which the obligations in Section 4.b(i) of this Addendum begin applying to each of the Covered Zynga Services, as such dates or the process for determining such dates are set forth in Exhibit B or Section 4.b(i) of this Addendum.

“Excluded Zynga Games” mean the current (as of the Effective Date) and successor versions of the following (and only the following) games on [*], provided the successor version of any such game (i) is branded and offered under the same product name as the original version (i.e., a future successor version of [*] must be branded and offered as [*]) and (ii) uses substantially the same game play mechanics and user experience as the original version: [*].

“Facebook” means the products, services and technology we make available, including, without limitation, through (a) the website at www.facebook.com and any other Facebook branded or co-branded websites (including sub-domains, international versions, widgets, and mobile versions); (b) the Platform; and (c) other media, software (such as a toolbar), devices, or networks now existing or later developed.

“Facebook Data” means all data or information (including, without limitation, data or information received from or about Facebook Users) you or any of your Affiliates receive or received directly from or through Facebook (including, without limitation, any data or information that you or any of your Affiliates knowingly receive or received directly from a third party that received, directly, such data or information from or through Facebook), or any data or information derived therefrom (including, without limitation, data or information that can be reversed engineered to data or information that you received from or through Facebook). By way of example only, and without limitation, a friend list that originated from or through

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Facebook would constitute Facebook Data and your use of such friend list would result in all Zynga Services containing, incorporating, or utilizing such Facebook Data being a Covered Zynga Service. For purposes of clarity and illustration (but without limitation), the utilization, incorporation or containment of the following game-derived data for a user in a Zynga Service would not constitute Facebook Data and would not, in and of itself, cause such Zynga Service to be deemed a Covered Zynga Service: such user’s experience points with you, any of your virtual goods purchased by such user, and the game level achieved by such user in your game.

“Facebook Credits” means any of our Payment Methods we elect to make available at our sole discretion.

“Facebook User” is a human user of any aspect of Facebook.

“Implementation Start Date” means the date on which you and your Affiliates must begin implementing Facebook Credits in each of the Covered Zynga Services, as such dates are set forth in Exhibit B and may be changed in accordance with this Addendum.

“Internal Reorg Affiliate(s)” means, as to any party hereto, any Downstream Affiliate(s) of any direct or indirect parent or successor of such party (whether such parent or successor shall be a corporation, firm, partnership, person or other entity), whether de jure or de facto, that arises in connection with any reorganization of such party (whether by sale of all or substantially all of the assets, merger, consolidation or otherwise) in which (a) a majority of the members of the board of directors of such party prior to such reorganization represent a majority of the members of the board of directors of such parent or successor following the reorganization, or (b) the holders of shares or other ownership interests of such party prior to the reorganization continue to hold at least a majority of the shares or other ownership interests (based on either economic ownership or voting power) of such parent or successor following the reorganization.

“Named Entity” individually and collectively means the social game properties owned by the companies identified in Exhibit C. Once each quarter during the Term or more frequently as may be agreed by the parties, you may update the list of Named Entities in Exhibit C upon no less than fourteen (14) days prior written notice to us by adding additional companies and removing the same number of companies, such that in no event shall there be more than [*] separate Named Entities at any given time.

“Net Revenue” means revenue actually collected by us from third party advertisers (excluding our Affiliates or any of our other corporate affiliates or subsidiaries) [*], net of our Cost of Goods Sold.

“Other Zynga Services” mean all Zynga Services that are not Covered Zynga Services.

“Page View” means a request to load a web page that is seen by a user.

“Payment Method” means any solution, functionality, platform, method, wallet, item, product, checkout process, currency (either virtual or real world currency), resource, means, or mechanism (a) used to fund or process purchases of any kind or (b) used to give or receive anything of value including, but not limited to, third party funded offers.

“Platform” means a set of APIs and services that enable services and others including, without limitation, application (including, without limitation, applications or websites that use or access Platform, as well as anything else that receives data from Facebook) developers and website operators to retrieve or access data from Facebook or provide data to Facebook.

“Territory” means worldwide.

“Zynga Other Page” mean any web page that is owned and operated by you or any of your Affiliates that is not a Zynga Game Page.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Zynga Game Page” means any web page on which a Covered Zynga Service is playable (including, without limitation, loading pages and landing pages) and that is accessible or made available on any websites that are owned and operated by you or any of your Affiliates. For the purposes of clarification, Zynga Game Pages do not include Canvas Pages or any other pages on www.faceboook.com.

“Zynga Services” means all games, game-related technology, game-related applications, and/or game-related platforms, now existing or later developed, that are made available, offered or provided by you or any of your Affiliates, either directly or indirectly through a third party (including, without limitation as part of a relationship or experience that is substantially branded or co-branded with any of your trademarks, logos or other branding elements or those of any of your Affiliates).

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit B

Implementation Schedule

Covered Zynga Services	Implementation Start Date	Exclusivity Start Date

PetVille	Effective Date	June 30, 2010

FishVille	Effective Date	June 30, 2010

Treasure Isle	Effective Date	July 15, 2010

Café World	Effective Date	July 15, 2010

Mafia Wars	Effective Date	July 31, 2010

YoVille	Effective Date	August 15, 2010

Live Poker by Zynga	Effective Date	August 31, 2010

FarmVille	Effective Date	August 31, 2010

All other Covered Zynga Services*	Effective Date	August 31, 2010, or as set forth in Section 4.b(i) for all Covered Zynga Services that are created after the Effective Date or offered or made available for the first time after the Effective Date

*	For purposes of clarity, for each Covered Zynga Service that is created after the Effective Date or offered or otherwise made available to any third party for the first time after the Effective Date, the Implementation Start Date shall be the same as the Exclusivity Start Date.

You shall provide us with prior written notice of any Covered Zynga Services you intend to offer or make available no later than seven (7) days prior to it being offered or otherwise made available to any third party.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit C

Named Entities

[*]

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit D

Permitted Third Party Payment Options

[*]

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit E

Escalation Personnel

For operational or business issues:

Zynga: [*]

Facebook: [*]

For technical issues:

Zynga: [*]

Facebook: [*]

In the event that either party appoints a successor to any of the above personnel, such party shall notify the other party and, upon the other party’s receipt of such notice, this Exhibit E shall be deemed amended to reflect such successor.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit F

[*]

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit G

Full Screen Option Mockup

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Search
Home
Profile
Account
FarmVille
My Zynga Games:
Mafia Wars (14)
Treasure Isle
zynga
Get the new FarmVille Game Bar to find out when you need to harvest.
Free Gifts
Play
My Neighbors
Invite Friends
Add Farm Coins & Cash
Love FarmVille?
121,529
8
10430
21
Deborah's Farm
Add Coins & Cash
option to play in
full screen mode
FUEL
Add Neighbor
Stephanie
Dan
Sarah
Miki
Laura
Deepa
Fiona
0
1304
3321
5419
28111
36431
72564
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Prashant Fuloria, Meg Griffing Sloan, and Mike Winters like Hoot Judkins Furniture.
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[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit H

Operational Requirements

Compliance

We will become PCI Level 1 certified compliant by [*].

Fraud

The parties will work together in good faith to identify and implement procedures to (i) manage fraud issues; (ii) effect appropriate overrides of fraud triggers and velocity limits; and (iii) provide reason codes to you describing the reason for any rejections.

For the avoidance of doubt, until such time as we implement user flow for transactions that are greater than $1,000.00, you may maintain your own high value transaction flow.

Financial Reporting

Within ten (10) days after the Effective Date, you will provide [*] (“Your Reporting Requirements”).

We will use commercially reasonable efforts to enable the settlement of funds to multiple accounts by July 31, 2010 for all transactions occurring on or after July 1, 2010.

We will use commercially reasonable efforts to provide detailed API reporting that meets your Reporting Requirements no later than July 31, 2010 for all transactions occurring on or after July 1, 2010.

We will use commercially reasonable efforts to provide detailed flat file reporting that meets Your Reporting Requirements no later than July 31, 2010 for all transactions occurring on or after July 1, 2010.

Customer Service

The parties will work together in good faith to identify and implement procedures to offer satisfactory customer service in connection with the use of Facebook Credits on Covered Zynga Services.

Payment Terms

There will be [*] payment periods [*] for all Facebook Credits you have accepted for transactions and redeemed by you: [*]. We will pay out for each period within [*] days after the end of each period.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.